UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 24, 2014, we determined that Gabriel J. Mainardi, our Vice President, Chief Accounting Officer and Treasurer, employment with us will terminate. This determination was not the result of any disagreement on any matter relating to our operations, policies or practices.
We have entered into a severance agreement with Mr. Mainardi that provides for a severance payment and continuation of his base salary through, but not after, December 31, 2014. Mr. Mainardi’s unvested equity and equity-based awards will be terminated in full. Mr. Mainardi will be available to assist us in the transition of his duties through December 31, 2014.
We have commenced a search for a new chief accounting officer. Upon the date that Mr. Mainardi’s employment terminates, Thomas E. Wirth, our Executive Vice President and Chief Financial Officer, has assumed on November 24, 2014 the additional role of, and responsibilities associated with, our principal accounting officer.
Mr. Wirth, age 51, has served as our Executive Vice President and Chief Financial Officer since March 10, 2014. Prior to that time, and since December 2009, Mr. Wirth served as our Executive Vice President, Portfolio Management and Investments where he directed portfolio management, acquisition and disposition activities and assisted in formulating our capital allocation tactics, including structuring joint ventures and construction financings. Mr. Wirth is a CPA and earned his B.A. in business management and accounting from Gettysburg College.
There is no arrangement or understanding with any person pursuant to which Mr. Wirth will assume the additional role of, and responsibilities associated with, serving as our principal accounting officer. There are no family relationships between Mr. Wirth and any of our directors or executive officers, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Wirth does not have a written employment agreement. He receives an annual base salary commensurate with his duties and is eligible for an annual incentive compensation award. Mr. Wirth also is eligible to participate in our equity-based incentive plans and other benefit plans and arrangements available to our officers and employees as described in our Proxy Statement filed with the Securities and Exchange Commission on April 11, 2014 (the “Proxy”). Mr. Wirth is also a party to a change of control agreement with us as described in the Proxy.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By: /s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership L.P.,
By: Brandywine Realty Trust, its sole General Partner

By: /s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: December 1, 2014